Exhibit 10.2

                              CONSULTING AGREEMENT
                              --------------------

     This memorandum sets forth the terms and conditions of the agreement (hereinafter referred to as "Consulting Agreement") for consulting services to be provided by Steven G. Fauth (the "Consultant") to Tower Group, Inc., its parent, subsidiary and affiliated corporations, and their successors and assigns (collectively, "Tower").

     1. The term of this Consulting Agreement will be for a period of six (6) months beginning on July 1, 2007 and ending on December 31, 2007 (the "Term"). Notwithstanding anything to the contrary in this Consulting Agreement, this Consulting Agreement will be signed contemporaneously with the Separation Agreement between Consultant and Tower dated June 30, 2007 (the "Separation Agreement"), and this Consulting Agreement will not become effective unless and until Consultant has signed and has not revoked (as set forth in paragraph 16 of the Separation Agreement) the Separation Agreement.

     2. During the Term, Consultant will, as an independent contractor, make himself available for all projects and meetings as reasonably requested by Tower in order to assist Tower with the transition of its claims and legal departments and to provide Tower with technical claims expertise on pending claims or suits. Consultant's responsibilities will be limited to matter in which he worked on while employed by Tower and is intended only to provide services for which Consultant is uniquely qualified due to his prior work for Tower.

     3. As payment for the provision of the consulting services, Tower will pay to Consultant the lump sum of $190,378.50 on or before July 1, 2007.

     4. Nothing in this Consulting Agreement shall be construed as creating any partnership, joint venture or agency between Tower and Consultant. Consultant shall act solely as an independent contractor and, as such, is not authorized to bind Tower to third parties. Consultant agrees that he will not, without written consent of Tower in each instance (1) send any written or electronic correspondence on behalf of Tower, or any affiliate of Tower, or any employee of Tower, nor use any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Tower or its affiliates, or (2) represent, directly or indirectly, that Consultant has any authority to act on behalf of Tower. Tower shall issue a form 1099 with respect to the payment made pursuant to paragraph 3 of this Consulting Agreement. Neither federal, state, nor local taxes of any kind shall be withheld or paid by Tower on behalf of Consultant in connection with the payment made by Tower under paragraph 3 hereof. Consultant shall be responsible for determining the amounts of and making all such payments. Consultant shall indemnify, defend and hold Tower, its officers, directors, agents, employees, contractors and shareholders harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) arising out of or relating to the foregoing responsibility of Consultant.

     5. Consultant is not an employee of Tower and, except as expressly provided in the Separation Agreement, is not entitled to participate in any of Tower employee benefit plans including, but not limited to, any retirement, pension, profit sharing, group insurance, health insurance or similar plans that have been or may be instituted by Tower for the benefit of its employees. Consultant will be responsible for all expenses incurred by him in connection with his performance of services under this Consulting Agreement.

     6. All proposals, research, records, reports, recommendations, manuals, findings, evaluations, forms, reviews, information, data and written materials originated or prepared by Consultant for and in the performance of the consulting services hereunder shall become the exclusive property of Tower, and shall be considered to be works for hire belonging to Tower, and Consultant shall relinquish and hereby assigns any and all right, title, and interest in and to such material to Tower. Consultant agrees to execute any and all documents prepared by Tower and to do any and all other lawful acts as may be required by Tower to establish, document and protect such rights of Tower.

     7. Consultant agrees not to disclose, nor use for Consultant's benefit or the benefit of any other person or entity, any information received from Tower which is confidential or proprietary and (i) which has not been disclosed publicly by Tower, (ii) which is otherwise not a matter of public knowledge or
(iii) which is a matter of public knowledge but Consultant knows or has reason to know that such information became a matter of public knowledge through an unauthorized disclosure. Proprietary or confidential information shall include information the unauthorized disclosure or use of which would reduce the value of such information to Tower. Such information includes, without limitation, Tower's client lists, its trade secrets, any confidential information about (or provided by) any client or prospective or former client of Tower, information concerning Tower's business or financial affairs, including its books and records, commitments, procedures, plans and prospects, products developed by Tower, securities positions, or current or prospective transactions or business of Tower. Consultant hereby confirms that, on or the conclusion of the Term, Consultant will deliver to Tower and retain no copies of any written materials, records and documents (including those that are electronically stored) made by Consultant or coming into Consultant's possession during the Term which contain or refer to any such proprietary or confidential information. Consultant further confirms that, on or before the conclusion of the Term, Consultant will deliver to Tower any and all property and equipment of Tower, including laptop computers, etc., which may have been in Consultant's possession. Nothing in this Agreement, however, shall be construed as a limitation on your right to work or consult for any other employer or entity.

     8. Except for matters covered under paragraphs 6 and/or 7 hereof, in the event of any dispute or difference between Tower and Consultant with respect to the subject matter of this Consulting Agreement and the enforcement of rights hereunder, either Consultant or Tower may, by written notice to the other, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the date arbitration is required by either party, then the arbitrator or arbitrators shall be selected by the American Arbitration Association upon the application of Consultant or Tower. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator or arbitrators may be sought in any court of competent jurisdiction. The arbitrator or arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Consulting Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in New York, New York.

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

     9. If any of the provisions, terms or clauses of this Consulting Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Consulting Agreement shall remain valid and binding upon both parties.

     10. All notices and other communications hereunder shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, or postage prepaid or personally delivered (including delivery by overnight couriers such as Federal Express), addressed as follows:

     If to Tower:

     Tower Group, Inc.
     120 Broadway, 31st Floor
     New York, NY  10271-1699
     Attention: General Counsel


     If to Consultant:

     Steven G. Fauth
     130 Beekman Street
     Apartment 2MC
     New York, NY  10038

Each party hereto may designate in writing a new address to which any notice or other communication may thereafter be so given, served or sent. Each notice or other communication that shall be mailed in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

     11.  This  Consulting  Agreement  may  not  be  assigned,   transferred  or
subcontracted, in whole or in part, by Consultant.

     12. This Consulting Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

     13. This Consulting Agreement and the Separation Agreement set forth the entire understanding of the parties hereto relating to the retention of Consultant by Tower, and all other previous and contemporaneous understandings and agreements relating to the retention of Consultant by Tower, whether written or oral, are hereby superseded. None of the terms or provisions hereof shall be modified or waived, and this Consulting Agreement may not be amended or terminated, except by a written instrument signed by the party against which modification, waiver, amendment or termination is to be enforced. No waiver of any one provision shall be construed as a waiver of any other provision and the fact that an obligation is waived for a period of time shall not be considered to be a continuous waiver.

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

     If the foregoing accurately sets forth our understanding, please indicate your agreement by signing the originally executed copy of this Consulting Agreement where indicated.

                                    Very truly yours,

                                    TOWER GROUP, INC.


                                    By:    /s/ Michael H. Lee
                                           ------------------
                                    Name:  Michael H. Lee
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)
ACCEPTED AND AGREED:

/s/ Steven G. Fauth
-------------------        ------------
Steven G. Fauth                Date


This Consulting Agreement shall be executed contemporaneously with the Separation Agreement between Tower and Consultant dated June 30, 2007. This Consulting Agreement and the Separation Agreement shall not become effective unless and until Consultant has signed and not revoked (as set forth in paragraph 16 of the Separation Agreement) the Separation Agreement.


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